Exhibit 99


                            FOR IMMEDIATE RELEASE
                            ---------------------

                                                For more information, contact:
                                                                   Ira Stanley
                                       Vice President, Chief Financial Officer
                                                                  937/291-8051
                                                          istanley@mcsinet.com


              MCSi announces Second Quarter 51% Sales Increase
                      and 32% Earnings per share growth


DAYTON, OHIO - July 25, 2000 - MCSi, Inc., (Nasdaq: MCSI - formerly Miami Computer Supply Corp.), today reported record sales and earnings per share for the second quarter ended June 30, 2000. The quarter represented MCSi's fifteenth consecutive quarterly earnings per share increase since the Company's November, 1996 IPO, and the highest quarterly levels of revenue and net income in the Company's history.

For the three months ended June 30, 2000:

       * Earnings per share (basic and diluted) rose 32%, to $0.29 compared to $0.22 a year ago.
       * Net sales for the second quarter rose 51%, to $238.6 million versus $158.5 million in the same prior year period.
                > Gross margins in the 2000 second quarter reached a level of 22.1%, a significant increase compared to gross margins of 19.8% for the 1999 second quarter. The increase in gross margins reflects a greater percentage of higher margin audio-visual system projects in the sales mix.
       *  Operating income for the second quarter rose 52% to $10.5 million compared to $6.9 million for the same period in the prior year.
       *  Net income rose 48%, to $3.7 million from $2.5 million for the same period last year.
       * Systems integration sales increased to a record 23% or $56 million of total sales, up from 14.0% or $22 million of total sales for the same period in the prior year. Average order size for systems integration projects was $275,000.

For the six months ended June 30, 2000:

       * Earnings per share (basic) increased 37%, to $0.59 from $0.43 per share for the comparable period last year, and earnings per share (diluted) 36%, to $0.57 from $0.42 per share for the comparable period last year.
       * Net sales increased 42%, to $444.5 million from $312.4 million for the comparable period in 1999.



MSCi, Inc.
July 25, 2000
Page 2 of 5


                > Gross margins in this period reached a level of 22.6%, a significant increase compared to gross margins of 19.4% for the comparable period last year.
       * Operating income increased 49%, to $20.1 million from $13.4 million for the comparable period last year.
       * Net income increased 47%, to $7.2 million from $4.9 million for the same period last year.

Commenting on the Company's performance, Michael E. Peppel, Chairman, President and Chief Executive Officer, stated, "The performance by our 2,200 people in our 126 offices across North America helped us to grow our business at a rate of 51%. MCSi's commitment to providing solutions that address customer needs at every level of the business transaction continuum is illustrated by our ever growing list of national clients. The increased blend in our business supports our belief that we can continue to grow the higher margin systems integration side of our business."

Mr. Peppel concluded, "Our expertise lies in our ability to deliver comprehensive technology solutions to businesses in today's highly competitive environment. We pride ourselves on creating long term "partnerships" with our customers and providing them with the most complete services for the convergence of data, voice and video technology."

MCSi, Inc. also announced that Thomas C. Winstel has retired from his position as a Director of MCSi and Ira H. Stanley, Vice President, Chief Financial Officer, has been elected to succeed Mr. Winstel as a Director of the Board for the Company.

About MCSi

MCSi has emerged as the nation's leading systems integrator of state-of-the-art presentation and broadcast facilities. MCSi's foresight and ability to converge three key industries: audio-visual systems, broadcast media and computer technology, combined with design-build and engineering expertise, computer networking and configuration services, an extensive product line, and quality technical support services, has given MCSi a distinct advantage in the systems integration marketplace and contributed to the dramatic growth of the company.

MCSi's scalable solutions address clients at every level of the business transaction continuum. Products and services are available directly through the Company and its 650 sales specialists, many of whom provide enterprise-wide solutions and/or work exclusively with clients on strategic initiatives. Customers benefit from MCSi's years of experience, extensive product

MSCi, Inc.
July 25, 2000
Page 3 of 5


knowledge, and strong relationships maintained with manufacturers and technology leaders. With the largest selection of audio-visual/presentation, computer, and office automation products and the legacy of technical support and field service in more than 126 locations across the U.S.A. and Canada, MCSi's customers are provided with a unique value that extends beyond the product.

MCSi's products are also provided over a robust business-to-business e-commerce platform powered by its subsidiary, Zengine, Inc. Additional information regarding MCSi can be obtained at www.mcsinet.com (but is not part of this release).

     The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, the occurrence of which involve risks and uncertainties which include, but are not limited to, general economic conditions, industry trends, functionality of hardware and software, actions of competitors, MCSi's ability to manage its growth, factors relating to its acquisition/merger strategy, actions of regulatory authorities, restrictions imposed by its debt arrangements, dependence upon key personnel, dependence upon key suppliers, customer demand, risks relating to international operations, dependence on its computer systems and other factors. A complete description of those factors, as well as other factors which could affect MCSi's business, is set forth in MCSi's Form 10-K for the year ended December 31, 1999 and its Form 10-Q for the three months ended March 31, 2000.



MSCi, Inc.
July 25, 2000
Page 4 of 5

                                 MCSi, Inc.
                   Consolidated Statement of Operations
                                (Unaudited)
              (Dollars in thousands, except per share data)

                                                     Three Months Ended
                                                           June 30,
                                                           -------

                                                     2000          1999
                                                     ----          ----
Net sales. . . . . . . . . . . . . . . . . . . . $   238,581   $   158,516
Cost of sales. . . . . . . . . . . . . . . . . .     185,925       127,053
                                                  ----------    ----------
Gross profit . . . . . . . . . . . . . . . . . .      52,656        31,463
Selling, general and
  administrative expenses. . . . . . . . . . . .      42,201        24,541
                                                  ----------    ----------
Operating income . . . . . . . . . . . . . . . .      10,455         6,922
Interest expense . . . . . . . . . . . . . . . .     (3,761)       (2,393)
Other income . . . . . . . . . . . . . . . . . .       (255)           152
                                                  ----------    ----------
Profit before taxes. . . . . . . . . . . . . . .       6,439         4,681
Provision for income taxes . . . . . . . . . . .       2,725         2,157
                                                  ----------    ----------
Net income.  . . . . . . . . . . . . . . . . . . $     3,714   $     2,524
                                                  ==========    ==========
Earnings per share of common stock - basic and
diluted. . . . . . . . . . . . . . . . . . . . . $      0.29   $      0.22
                                                  ==========    ==========
Weighted number of common
  shares outstanding - basic . . . . . . . . . .  12,452,152    11,433,345
                                                  ==========    ==========
Weighted number of common
  shares outstanding - diluted . . . . . . . . .  12,664,553    11,633,652
                                                  ==========    ==========

MSCi, Inc.
July 25, 2000
Page 5 of 5

                                 MCSi, Inc.
                   Consolidated Statement of Operations
                                (Unaudited)
              (Dollars in thousands, except per share data)

                                                      Six Months Ended
                                                           June 30,
                                                           -------

                                                     2000          1999
                                                     ----          ----
Net sales. . . . . . . . . . . . . . . . . . . . $   444,519   $   312,385
Cost of sales. . . . . . . . . . . . . . . . . .     343,913       251,895
                                                  ----------    ----------
Gross profit . . . . . . . . . . . . . . . . . .     100,606        60,490
Selling, general and
  administrative expenses. . . . . . . . . . . .      80,593        47,031
                                                  ----------    ----------
Operating income . . . . . . . . . . . . . . . .      20,012        13,459
Interest expense . . . . . . . . . . . . . . . .     (7,180)       (4,524)
Other income . . . . . . . . . . . . . . . . . .       (117)           260
                                                  ----------    ----------
Profit before taxes. . . . . . . . . . . . . . .      12,716         9,195
Provision for income taxes . . . . . . . . . . .       5,496         4,251
                                                  ----------    ----------
Net income . . . . . . . . . . . . . . . . . . . $     7,220   $     4,944
                                                  ==========    ==========
Earnings per share of common stock - basic . . . $      0.59   $      0.43
                                                  ==========    ==========
Earnings per share of common stock - diluted . . $      0.57   $      0.42
                                                  ==========    ==========
Weighted number of common
  shares outstanding - basic . . . . . . . . . .  12,224,110    11,396,425
                                                  ==========    ==========
Weighted number of common
  shares outstanding - diluted . . . . . . . . .  12,492,034    11,646,914
                                                  ==========    ==========


                                    -End-